Exhibit 99.2

A Statement from our Founder,
CEO and Director Scott Tarriff

April 16, 2020

Eagle has always been deeply committed to developing innovative medicines that meaningfully improve patients’ lives, and this mission remains as important as ever during the global pandemic. Although we are a relatively small company with a dedicated employee base of just over 100 professionals, Eagle is proud to join the effort to identify effective treatments for COVID-19 patients and address the impact of the SARS-CoV-2 virus.

Eagle has worked for many years to understand how RYANODEX® (dantrolene sodium) for injectable suspension impacts the complex process of calcium regulation in cells. This work has served as the basis for Eagle to study a number of different diseases and disorders in which intracellular calcium dysregulation may be an important factor.

We believe that an altered intracellular calcium balance may enhance virus replication. Because of this, intracellular calcium levels may be an important factor in some viral infections. Based on novel insights derived from its earlier work using RYANODEX®, Eagle recently conducted controlled in vitro laboratory tests, in which RYANODEX® inhibited the growth of SARS-CoV-2 (the virus causing the COVID-19 pandemic). Based on these promising results, Eagle intends to initiate a clinical trial this month in partnership with Hackensack University Medical Center to evaluate the efficacy and safety of RYANODEX® in COVID-19 patients.[1] To read more about the latest news on this effort, please click here.

Since the beginning of the COVID-19 outbreak, Eagle has been committed to the safety of our employees and to the patients and health care providers who rely on our products. Accordingly, we have taken precautions to help ensure the safety and well-being of our team members, and we have implemented processes and technologies to minimize disruption to our business. Eagle continues to actively monitor this rapidly evolving situation so that we can take additional steps as needed.

We salute the health care providers working on the front lines to help those affected by the COVID-19 and the many workers across our country providing essential services. We are all in this together, and we are grateful to be a part of the effort to address this public health crisis.

Scott Tarriff

Chief Executive Officer of Eagle Pharmaceuticals

Cautionary Note Regarding Forward-Looking Statements

This letter contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements by Eagle Pharmaceuticals, Inc. (“Eagle”) regarding its development of RYANODEX® as a possible therapeutic option for COVID-19 including the potential benefits, antiviral activity and efficacy of RYANODEX®; Eagle’s ability to replicate in vitro laboratory tests of RYANODEX® in future clinical trial and in vivo results; the initiation, progress and development of RYANODEX® in a clinical trial of patients with COVID-19; and the ability to protect employee safety and minimize business disruption in light of the COVID-19 pandemic. All statements that are not statements of historical facts are forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including, without limitation, risks that results from in vitro laboratory tests of RYANODEX® are not necessarily predictive of future clinical trial and in vivo results; Eagle may not fully enroll the clinical trial of RYANODEX® or it will take longer than expected; uncertainty of success in the development and potential commercialization of RYANODEX® as a therapy for COVID-19; unexpected concerns that may arise from additional data, analysis or results obtained during the clinical trial; regulatory authorities may require additional information or further studies, or may fail or refuse to approve or may delay approval of RYANODEX® as a therapy for COVID-19; the occurrence of adverse safety events; risks of unexpected costs or delays; the risks of other unexpected hurdles; product liability claims; third party collaboration risks; and the impact related to the effect of COVID-19 or other public health epidemics on Eagle’s sales and operations, including employees. Forward-looking statements in this letter should be evaluated together with the many risks and uncertainties that affect Eagle’s business, particularly those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on March 2, 2020 and its other subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this letter speak only as of the date on which they were made. Except to the extent required by law, Eagle undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

[1] RYANODEX® (dantrolene sodium) for injectable suspension is an investigational drug not yet approved by the United States Food and Drug Administration for the treatment of patients with COVID-19. RYANODEX® is currently approved for the treatment of malignant hyperthermia in conjunction with appropriate supportive measures, and for the prevention of malignant hyperthermia in patients at high risk. For more information about RYANODEX®, please visit: www.ryanodex.com